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        Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                             Payment Date 11/27/2000

Servicing Certificate
Beginning Pool Balance                                            255,090,540.46
Beginning PFA                                                      85,800,968.42
Ending Pool Balance                                               279,445,702.32
Ending PFA Balance                                                 59,547,101.45
Principal Collections                                               1,898,705.11
Principal Draws                                                               -
Net Principal Collections                                           1,898,705.11
Current Month Repurchases - Units                                             -
Current Month Repurchases - Dollars                                           -
Active Loan Count                                                         10,580
Interest Collections                                                2,858,624.74
Weighted Average Net Loan Rate                                         15.47747%
Substitution Adjustment Amount                                              0.00


                  Beginning          Ending                                         Interest  Security     Note
Term Notes         Balance          Balance       Factor    Principal    Interest   Shortfalls   %         Rate
----------         -------          -------       ------    ---------    ---------  ----------   -         ----
Class A-1         136,245,111.79 133,147,121.92  0.9578654 3,097,989.87  845,514.46      0.00  0.41350     6.77%
Class A-2          23,853,000.00  23,853,000.00  1.0000000         0.00  145,900.85      0.00 0.074078     7.34%
Class A-3          66,581,000.00  66,581,000.00  1.0000000         0.00  420,015.14      0.00 0.206773     7.57%
Class A-4          37,753,000.00  37,753,000.00  1.0000000         0.00  248,225.98      0.00 0.117245     7.89%
Class M            34,256,000.00  34,256,000.00  1.0000000         0.00  248,926.93      0.00 0.106385     8.72%
Class B            20,553,000.00  20,553,000.00  1.0000000         0.00  154,147.50      0.00 0.063829     9.00%

Certificates
                                                                -

Beginning Overcollateralization Amount                             21,650,397.09
Overcollateralization Amount Increase                               1,199,284.76
(Decrease)
Outstanding Overcollateralization Amount                           22,849,681.85
Overcollateralization Target Amount                                39,393,617.02

Credit Enhancement Draw Amount                               0.00
Unreimbursed Prior Draws                                     0.00



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                                                                                   Number     Percent
                                                          Balance                 of Loans   of Balance
Delinquent Loans (30 Days)                                          1,289,816.96     50        0.46%

Delinquent Loans (60 Days)                                             11,397.81     1         0.00%

Delinquent Loans (90+ Days) (1)                                                -     0         0.00%

Foreclosed Loans                                                               -     0         0.00%

REO                                                                            -     0         0.00%


(1) 90+ Figures Include Foreclosures and REO

                                                                         Percent
                                               Liquidation          of Balance
                                              To-Date
Beginning Loss Amount                                        0.00
Current Month Loss Amount                                    0.00          0.00%
Ending Loss Amount                                           0.00          0.00%

                                                Special Hazard                     Fraud     Bankruptcy
Beginning Amount                                             0.00                      0.00         0.00
Current Month Loss Amount                                    0.00                      0.00         0.00
Ending Amount                                                   -                         -            -

Liquidation Loss Distribution Amounts                        0.00
Extraordinary Event Losses                                   0.00
Excess Loss Amounts                                          0.00

Capitalized Interest Account
Beginning Balance                                    1,396,293.57
Initial Capitalized Interest Account Withdraw                0.00
Withdraw relating to Collection Period                       0.00
Interest Earned (Zero, Paid to Funding                       0.00
                                                             ----
Account)
Total Ending Balance as of Payment Date              1,396,293.57
Interest earned for Collection Period                    9,668.38
Interest withdrawn related to prior                        995.90
Collection Period


Prefunding Account
Beginning Balance                                   85,800,968.42
Additional Purchases during Revolving Period      (26,253,866.97)
Excess of Draws over Principal Collections                  0.00
                                                            ----
Total Ending Balance as of Payment Date             59,547,101.45
Interest earned for Collection Period                  437,794.52
Interest withdrawn related to prior                     43,998.14
Collection Period

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